MillerKnoll, Inc. Reports Second Quarter Fiscal 2025 Results
Zeeland, Mich., December 18, 2024 – MillerKnoll Inc. (NASDAQ: MLKN) today reported results for the second quarter of fiscal year 2025 ended November 30, 2024.

Financial Highlights
•Consolidated net sales in the second quarter were up 2.2% year-over-year, driven by strength in International Contract & Specialty and in Americas Contract.
•Maintaining gross margin strength, with consolidated gross margins of 38.8% in the quarter.
•Returned approximately $93.1 million to shareholders through share repurchases and dividends through the first half of fiscal 2025.

Second Quarter Fiscal 2025 Financial Results

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
(Dollars in millions, except per share data)	November 30, 2024	December 2, 2023	% Chg.	November 30, 2024	December 2, 2023	% Chg.
	(13 weeks)	(13 weeks)		(13 weeks)	(13 weeks)
Net sales	$970.4	$949.5	2.2%	$1,831.9	$1,867.2	(1.9)%
Gross margin %	38.8%	39.2%	N/A	38.9%	39.1%	N/A
Operating expenses	$314.5	$311.6	0.9%	$635.6	$629.4	1.0%
Adjusted operating expenses*	$308.1	$296.9	3.8%	$595.0	$599.6	(0.8)%
Effective tax rate	21.8%	21.4%	N/A	20.0%	22.4%	N/A
Adjusted effective tax rate*	22.3%	23.2%	N/A	22.0%	23.7%	N/A
Earnings per share - diluted	$0.49	$0.45	8.9%	$0.47	$0.67	(29.9)%
Adjusted earnings per share - diluted*	$0.55	$0.59	(6.8)%	$0.90	$0.96	(6.2)%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations below.

To our shareholders:

We are pleased with our second quarter performance, which was in-line with our expectations and demonstrates the advantage of our collective of brands, diverse business channels and global footprint. Although most of our market segments continue to experience broad-based macroeconomic pressures, we are encouraged by signs of growth in several of our businesses.

In Americas Contract, sales and orders were both up mid-single-digits year-over-year, and this quarter marked our third consecutive period of order growth. In our International Contract & Specialty segment, order activity improved over last year in the Middle East and parts of Asia, however, this was offset by relative weakness in other components of the segment. In the Global Retail segment, orders were up mid-single-digits year-over-year during the important twelve-day Black Friday holiday/cyber promotional period running from the Friday before Thanksgiving through Giving Tuesday (the "holiday/cyber promotional period"). On a comparative basis, orders and sales in the fiscal second quarter were impacted by a timing shift in the holiday/cyber promotional period for our retail business, with the full promotional period falling in the second quarter in the prior year and across the second and third quarters this year. From this shift in timing, approximately $12 million in net sales will fall in our fiscal third quarter.

We are also pleased with our team's ability to maintain the gross margin expansion we delivered in fiscal 2024 while strategically managing operating expenses and positioning our business segments for profitable growth. We are proud of our cash flow generation and ability to return capital to our shareholders while investing in profitable growth and maintaining a strong balance sheet. Through the first six months of the fiscal year, we have returned approximately $93.1 million to our shareholders through dividends and share repurchases. We remain confident in our global design leadership across our collective of brands and the competitive advantages our team drives by relentlessly focusing on innovative solutions, quality, and best-in-class levels of service with global scale and reach.

Second Quarter Fiscal 2025 Consolidated Results
Consolidated net sales for the second quarter were $970.4 million, up 2.2% on a reported basis and up 2.4% organically. Orders in the quarter of $921.9 million were 2.3% lower as reported and 1.9% lower on an organic basis compared to the prior year.

Gross margin in the quarter was 38.8%, down slightly from the same quarter last year, primarily from product mix in the quarter.

Consolidated operating expenses for the quarter were $314.5 million, compared to $311.6 million in the prior year. Consolidated adjusted operating expenses were $308.1 million, an increase of $11.2 million year-over-year, driven primarily by increased marketing spend, higher variable expense and higher compensation and benefit costs.

Operating margin for the quarter was 6.4% which is flat with the same quarter last year. On an adjusted basis, consolidated operating margin for the quarter was 7.1% compared to 7.9% in the same quarter last year.

Reported diluted earnings per share were $0.49 for the quarter, compared to diluted earnings per share of $0.45 in the prior year. Adjusted diluted earnings per share were $0.55 for the quarter compared to $0.59 for the same period last year.

As of November 30, 2024, our liquidity position reflected cash on hand and availability on our revolving credit facility totaling $470.4 million. During the second quarter, the business generated $55.3 million of cash flow from operations. We repurchased approximately 1.0 million shares for a total cash outlay of $23.1 million. We ended the second quarter with a net debt-to-EBITDA ratio, as defined by our lending agreement, of 2.94x. Our scheduled debt maturities (which exclude the maturity of the revolver) for the remainder of fiscal year 2025 and for fiscal years 2026 and 2027 are $25.6 million, $46.8 million and $276.4 million respectively.

Second Quarter Fiscal 2025 Results by Segment

Americas Contract
For the second quarter, Americas Contract net sales of $504.2 million were up 5.9% on a reported basis and up 6.2% organically compared to the same period last year. New orders totaled $456.8 million and were up 4.4% from the previous year. Order growth trends improved as the quarter progressed. Leading indicators, such as overall funnel, project funnel additions, customer mock-up requests and pricing activity continue to be up year-over-year, strengthening our confidence in a supportive demand picture.

Operating margin in the quarter was 9.4% compared to 7.4% in the prior year. Adjusted operating margin for the segment was 10.2% in the quarter, which is up 80 basis points compared to the same quarter last year primarily due to the benefit from fixed cost leverage on higher sales and incremental price increases.

International Contract & Specialty
International Contract & Specialty segment net sales in the second quarter of $246.3 million were up 2.1% on a reported basis and up 1.1% on an organic basis year-over-year. Orders during the quarter were $218.7 million, a year-over-year decrease of 6.5% on a reported basis and down 7.2% organically. Order growth in the APMEA region continued but was offset by lower orders in other regions and softness in textiles and with luxury clients at Holly Hunt during the quarter.

Operating margin for the second quarter was 9.7% compared to 9.9% in the prior year. Adjusted operating margin for the quarter was 10.5%, down 80 basis points year-over-year primarily from deleverage on lower sales in some of our Specialty businesses.

Global Retail
In the second quarter, our Global Retail segment net sales were $219.9 million, a year-over-year decline of 5.3% on a reported basis, and down 4.0% on an organic basis. New orders in the quarter of $246.4 million were down 9.6% compared to the same period last year on a reported basis and down 8.4% on an organic basis. It is important to note that this organic order decrease was expected given a shift in the timing of this year's holiday/cyber promotional period versus a year ago.

Operating margin in the quarter was 4.0% and adjusted operating margin was 4.2%, 230 and 290 basis points, respectively, lower year-over-year, primarily from reduced leverage on seasonal marketing spend in the quarter due to lower year-over-year sales.

While new and existing home sales continue to be soft, we are pleased with several positive trends in the business including strength in the complementary concierge design services we offer our customers, new product launches performing above expectations, and a very positive response to our promotions, with all product categories performing better than prior year in the holiday/cyber promotional period. This gives us confidence to continue to invest in new stores and product category expansions. We expect to open two new retail locations in the third quarter, a DWR Studio in Palm Springs and a Herman Miller store in Fairfax, Virginia, and to introduce an expanded product assortment, with new product launches in Spring 2025 up over 100% compared to Spring 2024.

Third Quarter and Fiscal 2025 Outlook
The table below presents our expectations for third quarter and selected full year fiscal 2025 financial operating results:

	Q3 FY2025	Full Year FY25
Net sales	$903 million to $943 million
Gross margin %	38.1% to 39.1%
Adjusted operating expenses*	$293 million to $303 million
Interest and other expense, net	$16.7 million to $17.7 million
Adjusted effective tax rate*	21.5% to 23.5%
Adjusted earnings per share - diluted*	$0.41 to $0.47	$2.11 to $2.17
*Items indicated represent Non-GAAP measures. The Q3 FY2025 outlook excludes an expected $6 million in operating expense charges related to amortization of Knoll purchased intangibles and the related tax and earnings per share impact.

We are encouraged with both internal and external indicators that collectively support an expectation of improving demand trends in most of our markets. While we expect our fiscal third quarter to be impacted by typical seasonal softness in our Americas and International Contracts businesses as the calendar year comes to a close and by the timing of the Chinese New Year holiday, our full year guide reflects the improving demand trends. We narrowed our full year adjusted earnings per share range and modestly lowered the midpoint given the slower than expected macroeconomic improvements and lower than expected orders in the first half of the year. Our updated guidance continues to reflect full year sales and EPS growth over fiscal 2024.

Due to the timing dynamic of this year's holiday/cyber promotional period, we estimate approximately $12 million in Global Retail net sales shifted from our fiscal second quarter into our fiscal third quarter, as compared to the prior year. This is reflected in our third quarter guidance.

Andi Owen	Jeff Stutz
President and Chief Executive Officer	Chief Financial Officer

Webcast and Conference Call Information
The Company will host a conference call and webcast to discuss the results of the second quarter of fiscal 2025 on Wednesday, December 18, 2024, at 5:00 PM ET. To ensure participation, allow extra time to visit the Company’s website at https://www.millerknoll.com/investor-relations/news-events/events-and-presentations to download the streaming software necessary to participate. An online archive of the webcast will also be available on the Company's investor relations website. Additional links to materials supporting the release will be available at https://www.millerknoll.com/investor-relations.

Financial highlights for the three and six months ended November 30, 2024 follow:

MillerKnoll, Inc.
Condensed Consolidated Statements of Operations

(Unaudited) (Dollars in millions, except per share and common share data)	Three Months Ended				Six Months Ended
	November 30, 2024		December 2, 2023		November 30, 2024		December 2, 2023
Net sales	$970.4	100.0%	$949.5	100.0%	$1,831.9	100.0%	$1,867.2	100.0%
Cost of sales	593.4	61.2%	577.5	60.8%	1,118.6	61.1%	1,137.1	60.9%
Gross margin	377.0	38.8%	372.0	39.2%	713.3	38.9%	730.1	39.1%
Operating expenses	314.5	32.4%	311.6	32.8%	635.6	34.7%	629.4	33.7%
Operating earnings	62.5	6.4%	60.4	6.4%	77.7	4.2%	100.7	5.4%
Other expenses, net	17.6	1.8%	16.1	1.7%	34.5	1.9%	35.3	1.9%
Earnings before income taxes and equity income	44.9	4.6%	44.3	4.7%	43.2	2.4%	65.4	3.5%
Income tax expense	9.8	1.0%	9.5	1.0%	8.7	0.5%	14.6	0.8%
Equity income, net of tax	0.1	—%	(0.4)	—%	0.2	—%	(0.3)	—%
Net earnings	35.2	3.6%	34.4	3.6%	34.7	1.9%	50.5	2.7%
Net earnings attributable to redeemable noncontrolling interests	1.1	0.1%	0.9	0.1%	1.8	0.1%	0.3	—%
Net earnings attributable to MillerKnoll, Inc.	$34.1	3.5%	$33.5	3.5%	$32.9	1.8%	$50.2	2.7%

Amounts per common share attributable to MillerKnoll, Inc.
Earnings per share - basic	$0.49		$0.45		$0.47		$0.67
Weighted average basic common shares	69,298,740		73,655,409		69,748,265		74,573,958
Earnings per share - diluted	$0.49		$0.45		$0.47		$0.67
Weighted average diluted common shares	70,032,959		74,240,293		70,768,547		75,077,712

MillerKnoll, Inc.
Condensed Consolidated Statements of Cash Flows

	Six Months Ended
(Unaudited) (Dollars in millions)	November 30, 2024	December 2, 2023
Cash provided by (used in):
Operating activities	$76.4	$213.4
Investing activities	(44.8)	(41.3)
Financing activities	(33.9)	(170.8)
Effect of exchange rate changes	(7.0)	1.0
Net change in cash and cash equivalents	(9.3)	2.3
Cash and cash equivalents, beginning of period	230.4	223.5
Cash and cash equivalents, end of period	$221.1	$225.8

MillerKnoll, Inc.
Condensed Consolidated Balance Sheets

(Unaudited) (Dollars in millions)	November 30, 2024	June 1, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$221.1	$230.4
Accounts receivable, net	327.8	308.3
Unbilled accounts receivable	43.7	22.2
Inventories, net	430.6	428.6
Prepaid expenses and other	102.6	80.1
Total current assets	1,125.8	1,069.6
Net property and equipment	484.4	492.0
Right of use assets	373.5	375.6
Other assets	2,052.5	2,106.4
Total Assets	$4,036.2	$4,043.6

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$244.7	$241.4
Short-term borrowings and current portion of long-term debt	48.7	43.5
Short-term lease liability	71.3	67.2
Accrued liabilities	339.0	345.6
Total current liabilities	703.7	697.7
Long-term debt	1,343.2	1,291.7
Lease liabilities	376.2	360.4
Other liabilities	228.9	234.8
Total Liabilities	2,652.0	2,584.6
Redeemable Noncontrolling Interests	73.4	73.9
Stockholders' Equity	1,310.8	1,385.1
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$4,036.2	$4,043.6

Non-GAAP Financial Measures and Other Supplemental Data
This presentation contains non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. These non-GAAP financial measures are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included within this presentation. The Company believes these non-GAAP measures are useful for investors as they provide financial information on a more comparative basis for the periods presented.

The non-GAAP financial measures referenced within this presentation may include: Adjusted Effective Tax Rate, Adjusted Operating Earnings (Loss), Adjusted Operating Margin, Adjusted Earnings per Share, Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Bank Covenant EBITDA, and Organic Growth (Decline).

Adjusted Effective Tax Rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate as well as impacts related to enactments of comprehensive tax law changes.

Adjusted Operating Earnings (Loss) represents reported operating earnings plus integration charges, amortization of Knoll purchased intangibles, restructuring expenses, and Knoll pension plan termination charges. These adjustments are described further below.

Adjusted Operating Margin is calculated as adjusted operating earnings (loss) divided by net sales.

Adjusted Earnings per Share represents reported diluted earnings per share excluding the impact from amortization of Knoll purchased intangibles, integration charges, restructuring expenses, Knoll pension plan termination charges and the related tax effect of these adjustments. These adjustments are described further below.

Adjusted Gross Margin represents gross margin plus integration charges. These adjustments are described further below.

Adjusted Operating Expenses represents reported operating expenses excluding restructuring charges, integration charges, amortization of Knoll purchased intangibles, and Knoll pension plan termination charges. These adjustments are described further below.

Adjusted Bank Covenant EBITDA is calculated by excluding depreciation, amortization, interest expense, taxes from net income, and certain other adjustments. Other adjustments include, as applicable in the period, charges associated with business restructuring actions, integration charges, impairment expenses, non-cash stock-based compensation, future synergies, and other items as described in our lending agreements.

Organic Growth (Decline) represents the change in sales and orders, excluding currency translation effects and the impact of the closure of the Hay eCommerce channel in North America.

The adjustments to arrive at these non-GAAP financial measures are as follows:

Amortization of Knoll purchased intangibles: Includes expenses associated with the amortization of acquisition related intangibles acquired as part of the Knoll acquisition. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. We exclude the impact of the amortization of Knoll purchased intangibles as such non-cash amounts were significantly impacted by the size of the Knoll acquisition. Furthermore, we believe that this adjustment enables better comparison of our results as Amortization of Knoll Purchased Intangibles will not recur in future periods once such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. Although we exclude the Amortization of Knoll Purchased Intangibles in these non-GAAP measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Integration charges: Knoll integration-related costs include severance, asset impairment charges associated with lease and operations facility consolidation activity, and expenses related to synergy realization efforts and reorganization initiatives.

Restructuring charges: Includes costs associated with actions involving targeted workforce reductions.

Knoll pension plan termination charges: Includes expenses incurred associated with the termination of the Knoll pension plan which was completed in the second quarter of fiscal year 2025.

Tax related items: We excluded the income tax benefit/provision effect of the tax related items from our non-GAAP measures because they are not associated with the tax expense on our ongoing operating results.

Certain tables below summarize select financial information, for the periods indicated, related to each of the Company’s reportable segments. The Americas Contract ("Americas") segment includes the operations associated with the design, manufacture and sale of furniture products directly or indirectly through an independent dealership network for office, healthcare, and educational environments throughout North and South America. The International Contract & Specialty ("International & Specialty") segment includes the operations associated with the design, manufacture and sale of furniture products, indirectly or directly through an independent dealership network in Europe, the Middle East, Africa and Asia-Pacific as well as the global operations of the Specialty brands, which include Holly Hunt, Spinneybeck, Maharam, Edelman, and Knoll Textiles. The Global Retail ("Retail") segment includes global operations associated with the sale of modern design furnishings and accessories to third party retailers, as well as direct to consumer sales through eCommerce, direct-mail catalogs, and physical retail stores. Corporate costs represent unallocated expenses related to general corporate functions, including, but not limited to, certain legal, executive, corporate finance, information technology, administrative and integration-related costs.

A. Reconciliation of Operating Earnings (Loss) to Adjusted Operating Earnings (Loss) by Segment

	Three Months Ended				Six Months Ended
	November 30, 2024		December 2, 2023		November 30, 2024		December 2, 2023
Americas Contract
Net sales	$504.2	100.0%	$476.1	100.0%	$958.8	100.0%	$966.5	100.0%
Gross margin	171.5	34.0%	161.0	33.8%	325.6	34.0%	335.8	34.7%
Total operating expenses	124.0	24.6%	125.9	26.4%	261.0	27.2%	259.3	26.8%
Operating earnings	$47.5	9.4%	$35.1	7.4%	$64.6	6.7%	$76.5	7.9%

Adjustments
Restructuring charges	—	—%	—	—%	—	—%	4.3	0.4%
Integration charges	—	—%	6.4	1.3%	22.5	2.3%	9.5	1.0%
Amortization of Knoll purchased intangibles	3.2	0.6%	3.2	0.7%	6.4	0.7%	6.4	0.7%
Knoll pension plan termination charges	0.5	0.1%	—	—%	1.0	0.1%	—	—%
Adjusted operating earnings	$51.2	10.2%	$44.7	9.4%	$94.5	9.9%	$96.7	10.0%
International Contract & Specialty
Net sales	$246.3	100.0%	$241.2	100.0%	$459.8	100.0%	$469.5	100.0%
Gross margin	106.8	43.4%	106.0	43.9%	201.9	43.9%	202.9	43.2%
Total operating expenses	83.0	33.7%	82.2	34.1%	168.8	36.7%	167.7	35.7%
Operating earnings	$23.8	9.7%	$23.8	9.9%	$33.1	7.2%	$35.2	7.5%

Adjustments
Restructuring charges	—	—%	0.8	0.3%	—	—%	1.5	0.3%
Integration charges	—	—%	0.5	0.2%	5.5	1.2%	1.2	0.3%
Amortization of Knoll purchased intangibles	2.1	0.9%	2.1	0.9%	4.1	0.9%	4.2	0.9%
Adjusted operating earnings	$25.9	10.5%	$27.2	11.3%	$42.7	9.3%	$42.1	9.0%

Global Retail
Net sales	$219.9	100.0%	$232.2	100.0%	$413.3	100.0%	$431.2	100.0%
Gross margin	98.7	44.9%	105.0	45.2%	185.8	45.0%	191.4	44.4%
Total operating expenses	90.0	40.9%	90.3	38.9%	172.6	41.8%	174.5	40.5%
Operating earnings	$8.7	4.0%	$14.7	6.3%	$13.2	3.2%	$16.9	3.9%

Adjustments
Restructuring charges	—	—%	1.0	0.4%	—	—%	1.2	0.3%
Integration charges	—	—%	—	—%	0.3	0.1%	—	—%
Amortization of Knoll purchased intangibles	0.6	0.3%	0.7	0.3%	1.3	0.3%	1.4	0.3%
Adjusted operating earnings	$9.3	4.2%	$16.4	7.1%	$14.8	3.6%	$19.5	4.5%

Corporate
Operating expenses	$17.5	—%	$13.2	—%	$33.2	—%	$27.9	—%
Operating (loss)	$(17.5)	—%	$(13.2)	—%	$(33.2)	—%	$(27.9)	—%

Adjustments
Integration charges	—	—%	—	—%	—	—%	0.1	—%
Adjusted operating (loss)	$(17.5)	—%	$(13.2)	—%	$(33.2)	—%	$(27.8)	—%

MillerKnoll, Inc.
Net sales	$970.4	100.0%	$949.5	100.0%	$1,831.9	100.0%	$1,867.2	100.0%
Gross margin	377.0	38.8%	372.0	39.2%	713.3	38.9%	730.1	39.1%
Total operating expenses	314.5	32.4%	311.6	32.8%	635.6	34.7%	629.4	33.7%
Operating earnings	$62.5	6.4%	$60.4	6.4%	$77.7	4.2%	$100.7	5.4%

Adjustments
Restructuring charges	—	—%	1.8	0.2%	—	—%	7.0	0.4%
Integration charges	—	—%	6.9	0.7%	28.3	1.5%	10.8	0.6%
Amortization of Knoll purchased intangibles	5.9	0.6%	6.0	0.6%	11.8	0.6%	12.0	0.6%
Knoll pension plan termination charges	0.5	0.1%	—	—%	1.0	0.1%	—	—%
Adjusted operating earnings	$68.9	7.1%	$75.1	7.9%	$118.8	6.5%	$130.5	7.0%

B. Reconciliation of (Loss) Earnings per Share to Adjusted Earnings per Share

	Three Months Ended		Six Months Ended
	November 30, 2024	December 2, 2023	November 30, 2024	December 2, 2023
Earnings per share - diluted	$0.49	$0.45	$0.47	$0.67

Add: Amortization of Knoll purchased intangibles	0.08	0.08	0.16	0.16
Add: Integration charges	—	0.09	0.40	0.16
Add: Restructuring charges	—	0.02	—	0.08
Add: Knoll pension plan termination charges	—	—	0.01	—
Tax impact on adjustments	(0.02)	(0.05)	(0.14)	(0.11)
Adjusted earnings per share - diluted	$0.55	$0.59	$0.90	$0.96
Weighted average shares outstanding (used for calculating adjusted earnings per share) – diluted	70,032,959	74,240,293	70,768,547	75,077,712

C. Reconciliation of Gross Margin to Adjusted Gross Margin

	Three Months Ended				Six Months Ended
	November 30, 2024		December 2, 2023		November 30, 2024		December 2, 2023
Gross margin	$377.0	38.8%	$372.0	39.2%	$713.3	38.9%	$730.1	39.1%
Integration charges	—	—%	—	—%	0.5	—%	—	—%
Adjusted gross margin	$377.0	38.8%	$372.0	39.2%	$713.8	38.9%	$730.1	39.1%

D. Reconciliation of Operating Expenses to Adjusted Operating Expenses

	Three Months Ended				Six Months Ended
	November 30, 2024		December 2, 2023		November 30, 2024		December 2, 2023
Operating expenses	$314.5	32.4%	$311.6	32.8%	$635.6	34.7%	$629.4	33.7%
Restructuring charges	—	—%	1.8	0.2%	—	—%	7.0	0.4%
Integration charges	—	—%	6.9	0.7%	27.8	1.5%	10.8	0.6%
Amortization of Knoll purchased intangibles	5.9	0.6%	6.0	0.6%	11.8	0.6%	12.0	0.6%
Knoll pension plan termination charges	0.5	0.1%	—	—%	1.0	0.1%	—	—%
Adjusted operating expenses	$308.1	31.7%	$296.9	31.3%	$595.0	32.5%	$599.6	32.1%

E. Reconciliation of Net Earnings to Adjusted Bank Covenant EBITDA and Adjusted Bank Covenant EBITDA Ratio (provided on a trailing twelve month basis)

November 30, 2024
Net earnings	$65.1
Income tax expense	8.7
Depreciation expense	113.2
Amortization expense	37.5
Interest expense	77.4
Other adjustments(*)	99.8
Adjusted bank covenant EBITDA	$401.7
Total debt, less cash, end of trailing period (includes outstanding LC's)	$1,180.0
Net debt to adjusted bank covenant EBITDA ratio	2.94
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations above.

F. Organic Sales Growth by Segment

	Three Months Ended
	November 30, 2024
	Americas Contract	International Contract & Specialty	Global Retail	Total
Net sales, as reported	$504.2	$246.3	$219.9	$970.4
% change from PY	5.9%	2.1%	(5.3)%	2.2%

Adjustments
Currency translation effects (1)	1.3	(2.4)	(1.2)	(2.3)
Net sales, organic	$505.5	$243.9	$218.7	$968.1
% change from PY	6.2%	1.1%	(4.0)%	2.4%

	Three Months Ended
	December 2, 2023
	Americas Contract	International Contract & Specialty	Global Retail	Total
Net sales, as reported	$476.1	$241.2	$232.2	$949.5

Adjustments
HAY eCommerce	—	—	(4.5)	(4.5)
Net sales, organic	$476.1	$241.2	$227.7	$945.0
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

	Six Months Ended
	November 30, 2024
	Americas	International & Specialty	Retail	Total
Net sales, as reported	$958.8	$459.8	$413.3	$1,831.9
% change from PY	(0.8)%	(2.1)%	(4.2)%	(1.9)%

Adjustments
Currency translation effects (1)	2.7	(1.9)	(0.3)	0.5
Net sales, organic	$961.5	$457.9	$413.0	$1,832.4
% change from PY	(0.5)%	(2.5)%	(2.0)%	(1.3)%

	Six Months Ended
	December 2, 2023
	Americas	International & Specialty	Retail	Total
Net sales, as reported	$966.5	$469.5	$431.2	$1,867.2

Adjustments
HAY eCommerce	—	—	(9.9)	(9.9)
Net sales, organic	$966.5	$469.5	$421.3	$1,857.3
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

G. Organic Order Growth by Segment

	Three Months Ended
	November 30, 2024
	Americas Contract	International Contract & Specialty	Global Retail	Total
Orders, as reported	$456.8	$218.7	$246.4	$921.9
% change from PY	4.4%	(6.5)%	(9.6)%	(2.3)%

Adjustments
Currency translation effects (1)	2.0	(1.7)	(0.7)	(0.4)
Orders, organic	$458.8	$217.0	$245.7	$921.5
% change from PY	4.9%	(7.2)%	(8.4)%	(1.9)%

	Three Months Ended
	December 2, 2023
	Americas Contract	International Contract & Specialty	Global Retail	Total
Orders, as reported	$437.4	$233.9	$272.7	$944.0

Adjustments
HAY eCommerce	—	—	(4.5)	(4.5)
Orders, organic	$437.4	$233.9	$268.2	$939.5
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

	Six Months Ended
	November 30, 2024
	Americas Contract	International Contract & Specialty	Global Retail	Total
Orders, as reported	$969.5	$452.8	$435.5	$1,857.8
% change from PY	4.8%	(1.9)%	(7.6)%	—%

Adjustments
Currency translation effects (1)	4.4	(0.8)	0.5	4.1
Orders, organic	$973.9	$452.0	$436.0	$1,861.9
% change from PY	5.3%	(2.1)%	(5.5)%	0.7%

	Six Months Ended
	December 2, 2023
	Americas Contract	International Contract & Specialty	Global Retail	Total
Orders, as reported	$924.7	$461.8	$471.2	$1,857.7

Adjustments
HAY eCommerce	—	—	(9.6)	(9.6)
Orders, organic	$924.7	$461.8	$461.6	$1,848.1
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

H. Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate

	Three Months Ended		Six Months Ended
	November 30, 2024	December 2, 2023	November 30, 2024	December 2, 2023
Income tax expense (benefit), as reported (GAAP)	$9.8	$9.5	$8.7	$14.6
Effective Tax Rate	21.8%	21.4%	20.0%	22.4%

Adjustments
Restructuring charges	—	0.5	—	1.5
Integration charges	—	2.0	6.7	3.3
Amortization of Knoll purchased intangibles	1.5	1.7	2.8	3.2
Knoll pension plan termination charges	(0.1)	—	0.1	—
Income tax expense (benefit), adjusted	11.2	13.7	18.3	22.6

Adjusted Effective Tax Rate	22.3%	23.2%	22.0%	23.7%

I. Consolidated MillerKnoll Backlog

Q2 FY2025
MillerKnoll backlog	$709.4

About MillerKnoll
MillerKnoll is a collective of dynamic brands that comes together to design the world we live in. MillerKnoll brand portfolio includes Herman Miller, Knoll, Colebrook Bosson Saunders, DatesWeiser, Design Within Reach, Edelman, Geiger, HAY, Holly Hunt, Knoll Textiles, Maharam, Muuto, NaughtOne, and Spinneybeck|FilzFelt. MillerKnoll is an unparalleled platform that redefines modern for the 21st century by building a more sustainable, equitable and beautiful future for all.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of our acquisition of Knoll, the anticipated impact of the Knoll acquisition on the combined Company’s business and future financial and operating results, the expected amount and timing of synergies from the Knoll acquisition, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of MillerKnoll or the price of MillerKnoll’s stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond MillerKnoll’s control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: general economic conditions; the impact of any government policies and actions to protect the health and safety of individuals or to maintain the functioning of national or global economies, and the Company's response to any such policies and actions; the impact of public health crises, such as pandemics and epidemics; risks related to the additional debt incurred in connection with the Knoll acquisition; MillerKnoll’s ability to comply with its debt covenants and obligations; the risk that the anticipated benefits of the Knoll acquisition will be more costly to realize than expected; the effect of the Knoll acquisition on the ability of MillerKnoll to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom MillerKnoll does business, or on MillerKnoll’s operating results and business generally; the ability to successfully integrate Knoll’s operations; the ability of MillerKnoll to implement its plans, forecasts and other expectations with respect to MillerKnoll’s business after the completion of the Knoll acquisition and realize expected synergies; business disruption following the Knoll acquisition; the availability and pricing of raw materials; the financial strength of our dealers and the financial strength of our customers; the success of newly-introduced products; the pace and level of government procurement; and the outcome of pending litigation or governmental audits or investigations. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to MillerKnoll’s periodic reports and other filings with the SEC, including the risk factors identified in MillerKnoll’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. MillerKnoll does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.